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                                                                    EXHIBIT 21.1

                           A LIST OF OUR SUBSIDIARIES

A.   Amkor Receivables Corp., a Delaware corporation;

B. Wafer Fabrication Services SARL, a corporation organized under the laws of France;

C. Guardian Assets, Inc., a Delaware corporation, and its wholly owned subsidiaries:

     1. Amkor Technology Euroservices SARL, a corporation organized under the laws of France;

     2. AK Industries, Inc., and its wholly owned subsidiary, Amkor Technology Inventory Co., each a Texas corporation;

     3. Amkor Technology Japan, KK, A Corporation Organized under the laws of Japan (Incorporated 07/23/99)

     4. Amkor International Holdings, a corporation organized under the laws of the British Cayman Islands, and its wholly owned subsidiary:

          (a) First Amkor Caymans, Inc., a corporation organized under the laws of the British Cayman Islands, and its wholly owned subsidiaries:

               (i) Second Amkor Caymans, Inc., a corporation organized under the laws of the British Cayman Islands;

               (ii) P-Four, Inc., and its subsidiary

                    (A) (60% ownership) Amkor/Anam Advanced Packaging, Inc., both of which are corporations organized under the laws of the Philippines;

                    (B) 60% ownership of Amkor/Anam Pilipinas Inc., organized under the laws of the Philippines from FACI in 1999 by P-Four (40% ownership by CIL, Limited) - effective 05/11/99

               (iii) T.L. Limited, a corporation organized under the laws of the
                     British Cayman Islands, and its subsidiaries:

                    (A) C.I.L. Limited (100% wholly owned), a corporation organized under the laws of the British Cayman Islands;

                         (1) AT Korea (100% wholly owned), a corporation organized under the laws of the Republic of Korea;

                         (2) Amkor/Anam Advanced Packaging, Inc. (40% ownership by Amkor/Anam Advanced Packaging, Inc. and 60% ownership by P-Four, Inc.) a corporation organized under the laws of the Philippines.

                              a. Amkor Anama Precision Machine Corporation, a corporation organized under the laws of Philippines-effective 07/01/99

                         (3) 40% ownership Amkor/Anam Pilipinas Inc., a
                             corporation organized under the laws of the Philippines, from FACI in 1999 by CIL, Limited (60% ownership by P-Four, Inc.) - effective 05/11/99